Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 19, 2021 in the Registration Statement (Form F-1) and the related Prospectus of Global-e Online Ltd. dated March 8, 2021.

March 8, 2021	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global